Fourth Quarter 2018 Highlights and Accomplishments

- As of Dec. 31, 2018, the company's non-RIDEA[2] property portfolio achieved a leased percentage of 92.5 percent and weighted average remaining lease term of 8.3 years. The company's portfolio of senior housing — RIDEA facilities and integrated senior health campuses achieved a leased percentage of 84.9 percent and 84.8 percent, respectively, for the 12 months ended Dec. 31, 2018. Portfolio leverage[3] was 42.1 percent.
- The company completed fourth quarter and year-to-date 2018 property acquisitions totaling $7.6 million and $74.9 million, respectively, based on aggregate contract purchase price. As of Dec. 31, 2018, the company had completed the acquisition of a diversified portfolio of medical office buildings, hospitals, senior housing facilities, skilled nursing facilities, integrated senior health campuses and real estate-related investments for an aggregate contract purchase price of approximately $3.1 billion and which is now estimated to have a value in excess of $3.4 billion.[4]
- On Oct. 3, 2018, the company's board of directors unanimously approved an updated estimated per share net asset value, or NAV, of our common stock of $9.37 calculated as of June 30, 2018. Previously, on Oct. 5, 2016, the board approved an estimated per share NAV of $9.01 calculated as of June 30, 2016, and, on Oct. 4, 2017, an updated estimated per share NAV of $9.27 calculated as of June 30, 2017. Consistent with the Institute for Portfolio Alternatives, or IPA's, practice guideline regarding valuations of publicly registered non-listed REITs, the valuation upon which the NAV was based does not include a portfolio premium that may accrue in a typical real estate valuation process conducted for transaction purposes, nor does it reflect an enterprise value.
- Modified funds from operations, as defined by the IPA, attributable to controlling interest, or MFFO, equaled approximately $94.7 million for the year ended Dec. 31, 2018, compared to MFFO of approximately $102.3 million for the year ended Dec. 31, 2017. MFFO during the fourth quarter 2018 equaled approximately $23.3 million, compared to MFFO of approximately $29.2 million during the same period in 2017. (Please see financial reconciliation tables and notes at the end of this update for more information regarding MFFO.)
- Funds from operations, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to controlling interest, or FFO, equaled approximately $97.0 million for the year ended Dec. 31, 2018, as compared to approximately $113.5 million for the year ended Dec. 31, 2017. FFO equaled approximately $22.9 million during the fourth quarter 2018 compared to fourth quarter 2017 FFO of approximately $35.3 million. (Please see financial reconciliation tables and notes at the end of this update for more information regarding FFO.)
- Net income for the year ended Dec. 31, 2018 was approximately $14.5 million, as compared to net income of approximately $5.4 million for the year ended Dec. 31, 2017. Net income during the fourth quarter 2018 equaled approximately $1.6 million, compared with net income during the fourth quarter 2017 of approximately $6.9 million. (Please see financial reconciliation tables and notes at the end of this update for more information regarding net income.)
- Net operating income, or NOI, totaled approximately $211.4 million for the year ended Dec. 31, 2018, compared to NOI of approximately $214.8 million for the year ended Dec. 31, 2017. NOI during the fourth quarter 2018 equaled approximately $54.6 million, compared to fourth quarter 2017 NOI of approximately $58.1 million (Please see financial reconciliation tables and notes at the end of this update for more information regarding NOI.)
- The company declared and paid daily distributions equal to an annualized distribution of $0.60 per share to stockholders of record from Jan. 1 to Dec. 31, 2018.

GRIFFIN-AMERICAN HEALTHCARE REIT III

Investing in America's Largest and Fastest-Growing Industry.[1]

Investor Update

LETTER FROM THE PRESIDENT

MARCH 29, 2019



Dear Fellow Stockholder:

Griffin-American Healthcare REIT III recently filed its Annual Report on Form 10-K with the U.S. Securities and Exchange Commission, and I am pleased to provide you with our fourth quarter and year-end update for 2018.

As you know, we acquired our first real estate asset in June 2014 and in less than five years have built an impressive international portfolio of 213 healthcare properties and real estate-related investments acquired for approximately $3.1 billion[4] and which is valued in excess of $3.4 billion.[5]

Throughout 2018, the company enjoyed impressive operational performance with high occupancy in both our RIDEA[2] and non-RIDEA segments, enviable average remaining lease term, and low portfolio-level debt. (Please see the "Fourth Quarter 2018 Highlights and Accomplishments" sidebar to the left for more detail.)

Importantly, our estimated per share NAV, which is updated annually based on an independent valuation of our portfolio, was increased to $9.37 per share as of June 30, 2018, the second annual increase since our initial valuation of $9.01 per share in 2016. Consistent with industry standards regarding valuations of publicly registered non-listed real estate investment trusts, the valuation upon which the per share NAV is based does not include a portfolio premium that may accrue in a typical real estate valuation process conducted for transaction purposes, nor does it reflect an enterprise value.

As you know, the members of the executive team of Griffin-American Healthcare REIT III are among the single largest investors in the company, and we are proud to stand shoulder-to-shoulder with our fellow investors. We are very pleased with the progress we have made in pursuit of our strategic plan and confidently anticipate our continued success.

As we proceed in 2019 with our fifth full year of operations, our management team and board of directors remain focused on positioning our portfolio to maximize value and further enhance our overall performance. We couldn't be more pleased with the progress and performance we have realized on behalf of our fellow stockholders thus far and remain optimistic about our company's prospects.

As always, we will continue to report back to you on a regular basis regarding our progress and look forward to sharing another year of success with you.

Kind Regards,

Jeff Hanson
Chairman and Chief Executive Officer
Griffin-American Healthcare REIT III

1. Based on "Current Employment Statistics - CES Table B-1b: Employees on nonfarm payrolls by industry sector and selected industry detail, not seasonally adjusted." February 2, 2018. "Employment Projections Table 2.3: Industries with the Fastest Growing and Most Rapidly Declining Wage and Salary Employment." U.S. Department of Labor, Bureau of Labor Statistics. November 24, 2017. http://www.bls.gov.
2. The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.
3. Total debt divided by total market value of real estate and real estate-related investments. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.
4. Based on aggregate contract purchase price of owned and/or operated real estate and real estate-related investments, including development projects, as of December 31, 2018.
5. Based on the gross real estate and real estate-related investments value estimated by an independent third-party valuation firm as of June 30, 2018 and for properties acquired subsequent to June 30, 2018, the aggregate contract purchase price as of December 31, 2018.

PORTFOLIO AT-A-GLANCE (As of December 31, 2018)

PORTFOLIO SUMMARY

Purchase Price[1][2]:	$3.0 billion
Buildings & Integrated Senior Health Campuses[2]:	213
Gross Leasable Area (Sq Ft)[2]:	13.3 million
Leased[3]:	92.5%
Weighted Average Remaining Lease Term[3]:	8.3 years
Portfolio Leverage[4]:	42.1%

CUMULATIVE PORTFOLIO BY YEAR

(based on aggregate contract purchase price)



$2.4 Billion
$2.9 Billion
$3.0 Billion
$3.0 Billion
Q4 2015
Q4 2016
Q4 2017
Q4 2018

PORTFOLIO ASSET MIX

(based on net operating income by segment)



Hospitals 6.1%
Integrated Senior Health Campuses 36.1%[5]
Skilled Nursing Facilities 7.3%
Senior Housing – RIDEA 11.3%
Senior Housing 11.7%
Medical Office Buildings 27.5%

PROPERTY PORTFOLIO

Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %[6]	Aggregate Contract Purchase Price
DeKalb Professional Center	MOB	Jun 2014	Lithonia, GA	19,000	81%	$2,830,000
Country Club Medical Office Building	MOB	Jun 2014	Stockbridge, GA	17,000	34%	$2,775,000
Acworth Medical Complex	MOB	Jul 2014	Acworth, GA	39,000	83%	$6,525,000
Wichita KS Medical Office Building	MOB	Sep 2014	Wichita, KS	39,000	92%	$8,800,000
Delta Valley Assisted Living Facility Portfolio	Senior Housing	Sep 2014 & Jan 2015	AR, MS	127,000	100%	$21,450,000
Lee's Summit MO Medical Office Building	MOB	Sep 2014	Lee's Summit, MO	39,000	100%	$6,750,000
Carolina Commons Medical Office Building	MOB	Oct 2014	Indian Land, SC	58,000	77%	$12,000,000
Mount Olympia Medical Office Building Portfolio	MOB	Dec 2014	FL, IL, OH	53,000	88%	$16,150,000
Southlake TX Hospital	Hospital	Dec 2014	Southlake, TX	142,000	100%	$128,000,000
East Texas Medical Office Building Portfolio	MOB	Dec 2014	TX	393,000	96%	$68,500,000
Premier Medical Office Building	MOB	Dec 2014	Novi, MI	45,000	87%	$12,025,000
Independence Medical Office Building Portfolio	MOB	Jan 2015	KY, MA, NJ, NY	477,000	97%	$135,000,000
King of Prussia PA Medical Office Building	MOB	Jan 2015	King of Prussia, PA	73,000	58%	$18,500,000
North Carolina Assisted Living Facility Portfolio	Senior Housing	Jan & Jun 2015, Jan 2017 & Aug 2018	NC	239,000	100%	$98,856,000
Orange Star Medical Portfolio	MOB/Hospital	Feb 2015	CO, TX	183,000	98%	$57,650,000
Kingwood Medical Office Building Portfolio	MOB	Mar 2015	Kingwood, TX	43,000	100%	$14,949,000
Mt Juliet TN Medical Office Building	MOB	Mar 2015	Mount Juliet, TN	46,000	67%	$13,000,000
Homewood AL Medical Office Building	MOB	Mar 2015	Homewood, AL	30,000	18%	$7,444,000
Paoli PA Medical Plaza	MOB	Apr 2015	Paoli, PA	99,000	85%	$24,820,000
Glen Burnie MD Medical Office Building	MOB	May 2015	Glen Burnie, MD	77,000	90%	$18,650,000
Marietta GA Medical Office Building	MOB	May 2015	Marietta, GA	41,000	100%	$13,050,000
Mountain Crest Senior Housing Portfolio	Senior Housing — RIDEA	May, Jun, Jul & Nov 2015	IN, MI	585,000	81%	$75,035,000
Mount Dora Medical Center	MOB	May 2015	Mount Dora, FL	51,000	56%	$16,300,000
Nebraska Senior Housing Portfolio	Senior Housing — RIDEA	May 2015	NE	282,000	89%	$66,000,000
Pennsylvania Senior Housing Portfolio	Senior Housing — RIDEA	Jun 2015	PA	260,000	91%	$87,500,000
Southern Illinois Medical Office Building Portfolio	MOB	Jul 2015, Dec 2017 & Apr 2018	Waterloo, IL	41,000	88%	$12,712,000
Napa Medical Center	MOB	Jul 2015	Napa, CA	65,000	93%	$15,700,000
Chesterfield Corporate Plaza	MOB	Aug 2015	Chesterfield, MO	226,000	97%	$36,000,000
Richmond VA Assisted Living Facility	Senior Housing — RIDEA	Sep 2015	North Chesterfield, VA	210,000	79%	$64,000,000

PROPERTY PORTFOLIO (continued)

Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %[6]	Aggregate Contract Purchase Price
Crown Senior Care Portfolio	Senior Housing	Sep, Oct & Dec 2015 & Nov 2016	Isle of Man & United Kingdom	155,000	100%	$68,085,000
Washington D.C. Skilled Nursing Facility	Skilled Nursing	Oct 2015	Washington, DC	134,000	100%	$40,000,000
Trilogy[2][7]	Integrated Senior Health Campuses[8]	Various	IN, KY, MI, OH	7,614,000	85%	$1,500,649,000
Stockbridge GA Medical Office Building II	MOB	Dec 2015	Stockbridge, GA	46,000	78%	$8,000,000
Marietta GA Medical Office Building II	MOB	Dec 2015	Marietta, GA	22,000	97%	$5,800,000
Naperville Medical Office Building	MOB	Jan 2016	Naperville, IL	69,000	80%	$17,385,000
Lakeview IN Medical Plaza[2]	MOB	Jan 2016	Indianapolis, IN	163,000	93%	$20,000,000
Pennsylvania Senior Housing Portfolio II	Senior Housing — RIDEA	Feb 2016	Palmyra, PA	125,000	97%	$27,500,000
Snellville GA Medical Office Building	MOB	Feb 2016	Snellville, GA	42,000	88%	$8,300,000
Lakebrook Medical Center	MOB	Feb 2016	Westbrook, CT	25,000	85%	$6,150,000
Stockbridge GA Medical Office Building III	MOB	Mar 2016	Stockbridge, GA	43,000	96%	$10,300,000
Joplin MO Medical Office Building	MOB	May 2016	Joplin, MO	85,000	96%	$11,600,000
Austell GA Medical Office Building	MOB	May 2016	Austell, GA	39,000	91%	$12,600,000
Middletown OH Medical Office Building	MOB	Jun 2016	Middletown, OH	103,000	82%	$19,300,000
Fox Grape Skilled Nursing Facility Portfolio	Skilled Nursing	Jul & Nov 2016	MA	424,000	100%	$88,000,000
Voorhees NJ Medical Office Building	MOB	Jul 2016	Voorhees, NJ	48,000	76%	$11,300,000
Norwich CT Medical Office Building Portfolio	MOB	Dec 2016	Norwich, CT	56,000	100%	$15,600,000
New London CT Medical Office Building	MOB	May 2017	New London, CT	27,000	86%	$4,850,000
Middletown OH Medical Office Building II	MOB	Dec 2017	Middletown, OH	32,000	71%	$4,600,000

PROPERTY MAP



LEGEND
Medical Office Buildings
Hospitals
Senior Housing
Senior Housing – RIDEA
Skilled Nursing Facilities
Integrated Senior Health Campuses

1. Based on aggregate contract purchase price of owned and/or operated real estate and real estate-related investments, including development projects and net of dispositions and principal repayments, as of December 31, 2018.
2. Includes owned, leased or joint venture properties.
3. Excluding our senior housing — RIDEA facilities and our integrated senior health campuses. For the twelve months ended December 31, 2018, our senior housing — RIDEA facilities and integrated senior health campuses were 84.9% and 84.8% leased, respectively, and substantially all of our leases with residents at such properties are for a term of one year or less.
4. Total debt divided by total market value of real estate and real estate-related investments. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.
5. Calculated based on our 67.7% pro-rata ownership of Trilogy's total net operating income for the year ended December 31, 2018.
6. Leased percentage as of December 31, 2018 includes all leased space of the respective acquisition including master leases, except for our senior housing — RIDEA facilities and our integrated senior health campuses where leased percentage as of December 31, 2018 represents resident occupancy on the total units of the senior housing — RIDEA facilities or integrated senior health campuses.
7. As of December 31, 2018, we owned and/or operated 112 integrated senior health campuses including completed development projects through a majority-owned subsidiary of Trilogy.
8. Integrated senior health campuses include a range of senior care, including assisted living, memory care, independent living, skilled nursing services and certain ancillary businesses, and operate under a RIDEA structure.

FINANCIAL RECONCILIATION (For The Three Months and Years Ended December 31, 2018 and 2017)

FFO and MFFO Reconciliation

	Three Months Ended December 31,		Years Ended December 31,	
	2018	2017	2018	2017
Net income	$ 1,606,000	$ 6,893,000	$ 14,537,000	$ 5,350,000
Add:				
Depreciation and amortization — consolidated properties	25,488,000	24,784,000	95,678,000	113,226,000
Depreciation and amortization — unconsolidated entities	238,000	280,000	1,085,000	1,075,000
Impairment of real estate investments	—	9,187,000	2,542,000	14,070,000
Less:				
Net (income) loss attributable to redeemable noncontrolling interests and noncontrolling interests	(16,000)	(179,000)	(1,240,000)	5,872,000
Gain on dispositions of real estate investments	—	—	—	(3,370,000)
Depreciation, amortization, impairments and gain on dispositions related to redeemable noncontrolling interests and noncontrolling interests	(4,373,000)	(5,676,000)	(15,644,000)	(22,759,000)
FFO attributable to controlling interest	$ 22,943,000	$ 35,289,000	$ 96,958,000	$ 113,464,000
Acquisition related expenses(1)	$ (1,256,000)	$ (4,365,000)	$ (2,913,000)	$ (3,833,000)
Amortization of above- and below-market leases(2)	60,000	172,000	450,000	710,000
Amortization of loan and closing costs(3)	66,000	59,000	251,000	223,000
Change in deferred rent(4)	(191,000)	(1,376,000)	(4,841,000)	(5,289,000)
Loss on extinguishment of mortgage loan payable(5)	—	—	—	1,432,000
Loss (gain) in fair value of derivative financial instruments(6)	822,000	(339,000)	1,949,000	(383,000)
Foreign currency loss (gain)(7)	1,038,000	(348,000)	2,690,000	(4,045,000)
Adjustments for unconsolidated entities(8)	388,000	461,000	1,645,000	1,981,000
Adjustments for redeemable noncontrolling interests and noncontrolling interests(8)	(546,000)	(329,000)	(1,512,000)	(1,988,000)
MFFO attributable to controlling interest	$ 23,324,000	$ 29,224,000	$ 94,677,000	$ 102,272,000
Weighted average common shares outstanding — basic and diluted	199,459,268	199,428,746	199,953,936	198,234,677
Net income per common share — basic and diluted	$ 0.01	$ 0.03	$ 0.07	$ 0.03
FFO attributable to controlling interest per common share — basic and diluted	$ 0.12	$ 0.18	$ 0.48	$ 0.57
MFFO attributable to controlling interest per common share — basic and diluted	$ 0.12	$ 0.15	$ 0.47	$ 0.52

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties.

(2) Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, direct loan and closing costs are amortized over the term of our notes receivable and debt security investment as an adjustment to the yield on our notes receivable or debt security investment. This may result in income recognition that is different than the contractual cash flows under our notes receivable and debt security investment. By adjusting for the amortization of the loan and closing costs related to our real estate notes receivable and debt security investment, MFFO may provide useful supplemental information on the realized economic impact of our notes receivable and debt security investment terms, providing insight on the expected contractual cash flows of such notes receivable and debt security investment, and aligns results with our analysis of operating performance.

(4) Under GAAP, rental revenue or rental expense is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

Net Operating Income Reconciliation

	Three Months Ended December 31,		Years Ended December 31,	
	2018	2017	2018	2017
Net income	$ 1,606,000	$ 6,893,000	$ 14,537,000	$ 5,350,000
General and administrative	8,860,000	7,945,000	28,770,000	32,587,000
Acquisition related expenses	(1,256,000)	(4,365,000)	(2,913,000)	(3,833,000)
Depreciation and amortization	25,488,000	24,784,000	95,678,000	113,226,000
Interest expense	18,734,000	15,177,000	68,230,000	60,489,000
Gain on dispositions of real estate investments	—	—	—	(3,370,000)
Impairment of real estate investments	—	9,187,000	2,542,000	14,070,000
Loss from unconsolidated entities	205,000	1,380,000	3,877,000	5,048,000
Foreign currency loss (gain)	1,038,000	(348,000)	2,690,000	(4,045,000)
Other income	(228,000)	(844,000)	(1,248,000)	(1,517,000)
Income tax expense (benefit)	144,000	(1,729,000)	(797,000)	(3,227,000)
Net operating income	$ 54,591,000	$ 58,080,000	$ 211,366,000	$ 214,778,000

(5) The loss associated with the early extinguishment of debt includes the write-off of unamortized deferred financing fees, as well as expenses, penalties or other fees incurred. We believe that adjusting for such non-recurring losses provides useful supplemental information because such charges (or losses) may not be reflective of on-going transactions and operations and is consistent with management's analysis of our operating performance.

(6) Under GAAP, we are required to record our derivative financial instruments at fair value at each reporting period. We believe that adjusting for the change in fair value of our derivative financial instruments is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(7) We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

(8) Includes all adjustments to eliminate the unconsolidated entities' share or redeemable noncontrolling interests and noncontrolling interests' share, as applicable, of the adjustments described in notes (1) – (7) above to convert our FFO to MFFO.